UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

Grow Condos, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53548 (Commission File Number)	86-0970023 (IRS Employer I.D. No.)

722 W. Dutton Road
Tel:  541-879-0504

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.03 Amendment to Articles of Incorporation

The Registrant (hereinafter the “Company”) amended its articles of incorporation for the sole purpose of changing its name to Grow Condos, Inc., a name which better reflects the principal business emphasis of the Company.  The name became effective on October 8, 2014.  On the same day, FINRA changed the Company’s OTCQB trading symbol to GRWC, a symbol reflective of the new name.  Attached as exhibits to this filing are a copies of the referenced amendment to the articles of incorporation and the press release that announced the name change.

ITEM  9.01 Exhibits

Exhibit No.	Exhibit Description

3	Amendment to the Articles of Incorporation
99	Press Release

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Condos, Inc.

Dated: October 15, 2014	By:	/s/ Joann Z. Cleckner
Joann Z. Cleckner, CFO